Exhibit 99.1

Memorandum of Understanding

WHEREAS, (a) plaintiffs Bryce Nakoa and Tom Turberg (together, “Plaintiffs,” and each a “Plaintiff”); (b) defendant Mavenir Systems, Inc. (“Mavenir”); (c) defendants Mitel Networks Corporation and Roadster Subsidiary Corporation (together, “Mitel”); (d) defendants Pardeep Kohli, Benjamin L. Scott, Venu Shamapant, Jeffrey P. McCarthy, Ammar H. Hanafi, Vivek Mehra, and Hubert Depesquidoux (collectively, the “Mavenir Directors”); and (e) defendant Morgan Stanley & Co. LLC (“Morgan Stanley,” and collectively with Mavenir, Mitel, and the Mavenir Directors, “Defendants,” and each a “Defendant”), have reached an agreement providing for the settlement of the consolidated class action captioned In re Mavenir Systems, Inc. Stockholders Litigation, Consol. C.A. 10757-VCP (the “Consolidated Action”), pending in the Court of Chancery of the State of Delaware (the “Court of Chancery”), on the terms and conditions set forth herein;

WHEREAS, on March 2, 2015, Mavenir and Mitel announced that they had entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Mitel will acquire all of the outstanding shares of Mavenir common stock in a cash and stock deal valued at approximately $560 million (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, Mavenir stockholders are entitled to elect to receive either all-cash or all-stock consideration for each share of Mavenir common stock that they own, subject to proration, in either case with a value of $11.08 plus 0.675 of a Mitel common share (the “Merger Consideration”);

WHEREAS, on March 5, 2015, Plaintiff Nakoa filed a complaint in the Court of Chancery against Mitel, Mavenir, and the Mavenir Directors, which complaint is captioned Nakoa v. Kohli, et al., C.A. No. 10757-VCP (filed on March 5, 2015), alleging, among other things, that the Mavenir Directors breached their fiduciary duties, that Mitel aided and abetted these alleged fiduciary breaches, that the Merger Consideration is unfair, that the sales process leading up to the Merger and the Merger Agreement was flawed, and that the deal-protection provisions of the Merger Agreement are unreasonable and unduly preclusive;

WHEREAS, on March 11, 2015, Plaintiff Turberg filed a complaint in the Court of Chancery against Mitel, the Mavenir Directors, and Morgan Stanley, which complaint is captioned Turberg v. Kohli, et al., C.A. No. 10779-VCP (filed on March 11, 2015), alleging, among other things, that the Mavenir Directors breached their fiduciary duties, that Mitel and Morgan Stanley aided and abetted these alleged fiduciary breaches, that the Merger Consideration is unfair, that the sales process leading up to the Merger and the Merger Agreement was flawed, that the deal-protection provisions of the Merger Agreement are unreasonable and unduly preclusive, and that Morgan Stanley was a conflicted financial advisor to Mavenir as a result of, among other things, certain affiliates of Morgan Stanley’s beneficial ownership of roughly 3.9% of Mitel’s outstanding stock (as reflected in a Schedule 13D filed by Morgan Stanley with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2014);

WHEREAS, on March 23, 2015, the Court of Chancery entered an Order for Consolidation of Related Actions and Appointment of Lead Plaintiff and Lead Counsel, which order, among other things, (a) consolidated the two complaints filed as of that date into the Consolidated Action; (b) designated Plaintiff Turberg as Lead Plaintiff (“Lead Plaintiff”); (c) appointed the law firm of Faruqi & Faruqi LLP as Lead Counsel for Plaintiff in the Consolidated Action (“Lead Counsel”); and (d) appointed the law firm of Levi & Korsinsky LLP as Additional Counsel for Plaintiff in the Consolidated Action;

WHEREAS, on April 1, 2015, Mitel (a) commenced a tender offer for shares of Mavenir common stock by filing a Tender Offer Statement on Schedule TO and Offer to Purchase (together with all amendments thereto, the “Offer”) with the SEC; and (b) filed a Registration Statement on Form S-4 (the “Registration Statement”) with the SEC, of which the Offer forms a part;

WHEREAS, also on April 1, 2015, Mavenir filed a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments thereto, the “Schedule 14D-9”) with the SEC;

WHEREAS, on April 7, 2015, Lead Plaintiff filed a Verified Amended Class Action Complaint for Breach of Fiduciary Duties (the “Amended Complaint”) in the Consolidated Action, against Defendants, which, among other things, restates certain of the allegations in the two original complaints and adds new claims that the Schedule 14D-9 omits material information;

WHEREAS, beginning on April 8, 2015, Lead Counsel and counsel to Defendants began discussing the potential scope of expedited document and deposition discovery in connection with the Consolidated Action;

WHEREAS, on April 10, 2015, Mavenir filed Amendment No. 1 to the Schedule 14D-9;

WHEREAS, beginning on April 13, 2015, Defendants produced confidential documents, including board minutes, bankers books, board packages, and emails;

WHEREAS, on April 16, 2015, Lead Plaintiff filed a Motion for Preliminary Injunction, and the Court of Chancery scheduled a hearing on that motion for Friday, April 24, 2015;

WHEREAS, also on April 16, 2015, Lead Counsel took the deposition of Defendant Jeff Hoffmeister, a Managing Director of Morgan Stanley;

WHEREAS, also on April 16, 2015, Mavenir filed Amendment No. 2 to the Schedule 14D-9;

WHEREAS, on April 17, 2015, Lead Counsel took the deposition of Defendant Jeff McCarthy, one of the members of the Mavenir board of directors;

WHEREAS, on April 20, 2015, Plaintiffs and Defendants (together, the “Parties,” and each a “Party”) executed a Stipulation and [Proposed] Order Governing the Production and Exchange of Confidential and Highly Confidential Information;

WHEREAS, counsel for the Parties have engaged in arms’ length discussions and negotiations concerning the potential resolution of the Consolidated Action;

WHEREAS, during these discussions and negotiations, and prior to entry into this Memorandum of Understanding (the “MOU”), the Parties did not discuss the appropriateness or amount of any award of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel;

WHEREAS, Defendants state that they have denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage to Plaintiffs or the Class (as defined below), deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that the public disclosures were in any way deficient, deny that the processes by which the Merger Agreement, the Offer, or the Merger were negotiated were insufficient in any way, deny that the price to be paid to Mavenir stockholders in connection with the Offer or the Merger is insufficient in any way, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Consolidated Action has no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever, but wish to enter into the Settlement (as defined below) solely because they consider it desirable that the Consolidated Action be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, risk, and distraction of further litigation; and (ii) finally resolve and terminate all of the claims that were or could have been asserted against Defendants in the litigation;

WHEREAS, Plaintiffs represent that they brought their claims in good faith and continue to believe that their claims have legal merit, and that the entry by Plaintiffs into the MOU is not an admission as to the lack of any merit of any claims asserted; and

WHEREAS, subject to the additional discovery as agreed to herein, Plaintiffs’ counsel believe that the terms contained in this MOU are fair, reasonable, and adequate to Mavenir’s stockholders and the Class (as defined below).

NOW THEREFORE, the Parties have reached the following agreement, which is intended to be a full and final resolution of the Consolidated Action and the claims released (the “Settlement”). The Parties contemplate that the Settlement will be reflected in greater detail in a definitive settlement agreement (together, with the exhibits thereto, the “Stipulation”), which will provide for and encompass the following and other customary terms:

1.

Settlement Consideration. In consideration for the full and final settlement and release of all Released Claims (as defined below) by Plaintiffs and the Class (as defined below) and the dismissal with prejudice of the Consolidated Action, the parties to the Merger Agreement agree to promptly take all necessary actions: (i) to reduce the Termination Fee (as defined in Section 10.03(a) of the Merger Agreement) from $20,625,000 to

$8,400,000; (ii) to reduce the period of prior written notice required under Section 6.02(b) of the Merger Agreement from four (4) Business Days (as defined in Section 1.01 of the Merger Agreement) to one (1) Business Day; (iii) to fully release Austin Ventures VIII, L.P., Alloy Ventures 2005, L.P., August Capital V Special Opportunities, L.P., North Bridge Venture Partners V-A, L.P., North Bridge Venture Partners V-B, L.P., and North Bridge Venture Partners VI, L.P. from their respective tender and support obligations under Sections 1.1, 2.1, and 2.6 of their respective Tender Support Agreements (the “Tender Support Agreements”) (collectively with the modifications described in subsections (i) and (ii) herein, the “Merger Agreement Modifications”); (iv) to promptly file a Form 8-K with the SEC disclosing the Merger Agreement Modifications and to promptly deliver a copy of such Form 8-K to Companies A, B, C, D, E, and F (referenced in the “Background of the Offer” section of the Schedule 14D-9); and (v) to make supplemental disclosures in a Form 8-K to be filed with the SEC which shall contain at least substantially similar information to that reflected in Exhibit A hereto (the “Supplemental Disclosures”). Defendants acknowledge that (a) as a result of the Consolidated Action, the Mavenir Directors became aware of and considered certain affiliates of Morgan Stanley’s historical and current beneficial ownership of Mitel common stock and prior right to certain representation at Mitel board meetings; (b) the pendency and litigation of the Consolidated Action were substantial causes underlying Mavenir’s decision to make the disclosures concerning certain affiliates of Morgan Stanley’s beneficial ownership of Mitel common stock and prior right to certain representation at Mitel board meetings that appear on Pages 26 and 41 of the Schedule 14D-9; and (c) the pendency and litigation of the Consolidated Action were substantial causes underlying Mavenir’s decision to make certain of the disclosures in the Background of the Merger section of Amendment No. 2 to the Schedule 14D-9. Prior to executing this MOU, Plaintiffs and their counsel were provided with and reviewed the Supplemental Disclosures. Without admitting any wrongdoing or that any of the Supplemental Disclosures were material or required to be made, Defendants acknowledge that the pendency and litigation of, and the efforts to settle, the Consolidated Action, as well as discussions with counsel for Plaintiffs, were substantial causes underlying Defendants’ decision to file the Supplemental Disclosures. Plaintiffs and their counsel believe that, with the addition of the Supplemental Disclosures and subject to Confirmatory Discovery (as defined below), the Schedule 14D-9 is materially complete and not misleading.

2.	Certification of Class. The Stipulation shall provide for certification, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) and for settlement purposes only, of a non-opt-out class in the Consolidated Action that includes any and all record holders and beneficial owners of common stock of Mavenir who held or owned such stock at any time during the period beginning on and including March 2, 2015 through and including the date of consummation of the Merger (the “Class Period”), including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors-in-interest, predecessors, successors-in-interest, successors, transferees, and assigns (the “Class”). Excluded from the Class are Defendants and their immediate family members, any entity in which any Defendant has a controlling interest, and any successors-in-interest thereto.

3.	Representations of the Parties and Counsel. Defendants deny and continue to deny that they have committed or aided or abetted in the commission of any unlawful or wrongful act alleged in the Consolidated Action, and maintain that they diligently and scrupulously complied with any applicable fiduciary duties, and are entering into this MOU solely because the proposed Settlement will eliminate the risks and burden of litigation. Plaintiffs’ counsel believe their claims have merit but that Defendants would assert legal and factual defenses to their claims which create risks as to their ability to succeed on the merits such that, as a result, the terms of this MOU and the terms of the Settlement are fair, reasonable, adequate, and in the best interest of all members of the Class. Plaintiffs’ counsel further represent that Plaintiffs have been continuous stockholders of Mavenir at all relevant times and have not assigned, encumbered, or otherwise transferred, in whole or in part, the claims in the Consolidated Action. Proof of such ownership for each Plaintiff will be provided within 14 calendar days of entry into this MOU. Each of the undersigned attorneys affirms that he or she has been duly empowered and authorized to enter into this MOU.

4.	Confirmatory Discovery. Lead Counsel shall have the opportunity to conduct such reasonable additional discovery as they believe in good faith is appropriate and necessary and as agreed to by the Parties to confirm the fairness and reasonableness of the terms of this Settlement (the “Confirmatory Discovery”). The Parties agree to use their reasonable best efforts to conduct any Confirmatory Discovery within sixty (60) days after the execution of this MOU.

5.	Modifications to the Merger. Plaintiffs acknowledge and agree that the parties to the Merger Agreement may make amendments or modifications to the Merger Agreement and/or the Merger, prior to the effective date of the Merger. Plaintiffs agree that they will not challenge or object to any such amendments or modifications provided that they do not change the merger consideration to the Class’s detriment, materially change any other terms of the Merger or the Merger Agreement that would be materially adverse to the Class’s interests or inconsistent with Defendants’ fiduciary duties, or materially conflict with this MOU.

6.

Stay Pending Court Approval. Pending negotiation, execution, and Final Court Approval (as defined below) of the Stipulation and Settlement by the Court of Chancery, Plaintiffs agree to stay the proceedings in the Consolidated Action and not to initiate any other proceedings other than those incident to the Settlement itself and/or the Confirmatory Discovery. Subject to approval by the Court of Chancery, the deadlines to respond to any filed or served pleadings or discovery requests are extended indefinitely. As used in this MOU, the term “Final Court Approval” of the Settlement means that the Court of Chancery has entered a final order and judgment certifying the Class, approving the Settlement, dismissing the Consolidated Action with prejudice and with each Party to bear its own costs (except those costs set forth in paragraphs 8 and 9 below), and providing for the releases set forth in paragraph 7 below, and that such final order and judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, lapse of time, or otherwise; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Court Approval shall not include (and the Settlement is expressly not conditioned on) the award of attorneys’ fees and the reimbursement of expenses as provided in paragraph 9 below, and any appeal related thereto. The Parties also agree to use their best efforts to prevent, stay, seek dismissal of, or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any Party that asserts any Released Claim (as defined below).

7.	Dismissal With Prejudice, Waiver & Release. The Stipulation shall provide, among other things:

a) for the full and complete discharge, dismissal with prejudice, settlement and release of, and a permanent injunction barring, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, which Plaintiffs or any or all other members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, based on his, her, or its ownership of Mavenir stock during the Class Period, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Mavenir), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, claims or any other matters, that were, could have been, or in the future can or might be alleged, asserted, or claimed, directly or indirectly, in the Consolidated Action, or the subject matter thereof in any court, tribunal, forum, or proceeding, including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (ii) any deliberations or negotiations in connection with the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (iii) the consideration to be received by Class members or any other person in connection with the Offer or the Merger; (iv) the Schedule 14D-9, the Registration Statement, or any other disclosures made available or filed relating to the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (v) the statutory or fiduciary obligations, if any, of the Released Parties (defined below) in connection with the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; and/or (vi) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action (collectively, the “Released Claims”); provided, however, for the avoidance of doubt, the

Released Claims shall not include (i) the right to enforce this MOU or the Settlement; (ii) the right of any member of the Class to pursue any properly perfected claims for appraisal pursuant to 8 Del. C. § 262; or (iii) any claims for any material misrepresentations or omission of fact made by Mitel unrelated to (a) the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (b) any deliberations or negotiations in connection with the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (c) the consideration to be received by Class members or any other person in connection with the Offer or the Merger; (d) the Schedule 14D-9, the Registration Statement, or any other disclosures made available or filed relating to the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; (e) the statutory or fiduciary obligations, if any, of the Released Parties (defined below) in connection with the Offer, the Merger, the Merger Agreement, or the Tender Support Agreements; and/or (f) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action;

b) that Defendants release Plaintiffs and Plaintiffs’ counsel from all claims, complaints, petitions, or sanctions arising out of the investigation, commencement, prosecution, settlement, or resolution of the Consolidated Action, and shall be barred from asserting the same; provided, however, that such releases will not include a release of the right to enforce this MOU or the Settlement;

c) whether or not each or all of the following persons or entities were named, served with process, or appeared in the Consolidated Action, the term “Released Parties” means Mavenir Systems, Inc., Mitel Networks Corporation, Roadster Subsidiary Corporation, Pardeep Kohli, Benjamin L. Scott, Venu Shamapant, Jeffrey P. McCarthy, Ammar H. Hanafi, Vivek Mehra, Hubert Depesquidoux, Morgan Stanley & Co. LLC, and each of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, control persons, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, insurers, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates, of each and all of the foregoing;

d) that, upon Final Court Approval of the Settlement, any party providing a release (a “Releasing Person”) shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Persons of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Stipulation shall further provide that Plaintiffs acknowledge, and the members of the Class shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Defendants in entering into the Settlement;

e) that Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims asserted in the Consolidated Action, including claims that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to Plaintiffs and/or the Class, and that any additional disclosures (including the additional disclosures made in the Supplemental Disclosures) are or were required under any applicable rule, regulation, statute, or law, but entered into this MOU and executed the Stipulation solely because they considered it desirable that the litigation be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, risk, and distraction of further litigation; and (ii) finally resolve and terminate all the claims that were or could have been asserted against Defendants in the litigation;

f) that Plaintiffs and their counsel believe that the claims they have asserted in the Consolidated Action have legal merit, and that their claims were brought in good faith, but that they are entering into this MOU and will execute the Stipulation because they believe the Settlement provides substantial benefits to the stockholders of Mavenir and is fair, reasonable, and adequate;

g) for the Parties to request the entry of a final and binding judgment dismissing the Consolidated Action with prejudice (whether voluntary or involuntary) and, except as set forth in paragraphs 8 and 9 herein, without costs to any Party; and

h) that Defendants shall have the right to withdraw from the Settlement in the event that (i) any court permanently or temporarily enjoins or otherwise precludes the Offer or the Merger; or (ii) any Released Claim is commenced or prosecuted against any of the Released Parties in any court prior to Final Court Approval of the Settlement, and (following a motion by any Defendant) any such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice following Final Court Approval. In the event that any such claim is commenced or prosecuted against any of the Released Parties, the Parties shall cooperate and use their best efforts to secure the dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice following Final Court Approval of the Settlement).

8.	Notice. Mavenir (or its successor(s)-in-interest) shall be responsible for providing and administering notice of the proposed Settlement to the members of the Class and shall pay all costs and expenses incurred in providing and administering notice of the Settlement to the members of the Class.

9.	Fees. Plaintiffs’ counsel reserve the right to seek an award of attorneys’ fees and expenses in the Court of Chancery (the “Fee Award”), the amount of which shall be wholly inclusive of all fees, expenses, cost disbursements, and expert and consulting fees in the Consolidated Action. Defendants reserve all rights with respect to any requested Fee Award. Plaintiffs agree that they will make only one application for an award of attorneys’ fees and expenses filed in connection with the Settlement of the Consolidated Action. The Parties agree to reasonably negotiate, in good faith, the amount of reasonable attorneys’ fees and expenses to be paid to Plaintiffs’ counsel. In the event that the Parties are able to reach such an agreement, Plaintiffs’ counsel will seek an order from the Court of Chancery awarding fees and expenses to Plaintiffs’ counsel in an amount not to exceed the agreed amount, and Defendants and their counsel will not object to an application for an award of fees and expenses not exceeding the agreed amount. In the event that they are unable to reach such an agreement on the amount of the Fee Award, that issue will be submitted to the Court of Chancery for resolution. Mavenir (its successor(s)-in-interest or their insurers), on behalf of and for the benefit of all Defendants, shall pay the fees, costs, and expenses awarded to Plaintiffs’ counsel within ten (10) calendar days of the later of (i) the entry of a Fee Award Order, or (ii) the date that Lead Counsel provides complete payment instructions to Defendants’ Counsel, and which obligation shall be subject to the joint and several obligation of Plaintiffs’ counsel to refund, within ten (10) business days, all amounts received, if and when, as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the Fee Award is reduced or reversed or if the Fee Award ordered does not become final, if the Settlement itself is voided by any Party as provided herein or in the Stipulation, or if the Settlement is later reversed by any court. Resolution of the Fee Award shall not be a precondition to this Settlement or to the dismissal with prejudice of the Consolidated Action. The Court of Chancery may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. Plaintiffs and their counsel further reserve their rights to seek an award of attorneys’ fees and expenses if the Merger is not consummated or if the Settlement is not approved by the Court of Chancery. Defendants reserve their rights to oppose any such fee application.

10.	Approval. The Stipulation will be subject to approval by the Court of Chancery. The Parties will use their reasonable best efforts to finalize and execute the Stipulation within ninety (90) days of the execution of the MOU and present the Stipulation to the Court of Chancery as may be necessary to obtain Final Court Approval.

11.

Binding Effect and Conditions. The Settlement is expressly conditioned on, and the definitive Stipulation will reflect, the following conditions: (a) the completion of Confirmatory Discovery satisfactory to Plaintiffs to confirm the fairness and reasonableness of the terms of this Settlement; (b) final certification of the Class as a non-opt-out class; (c) Final Court Approval of the Settlement; (d) dismissal with prejudice of the Consolidated Action as to all members of the Class (including Plaintiffs) without the award of any damages, costs, fees or the grant of further relief except for the payments contemplated by this Settlement; (e) dismissal with prejudice of any other litigation that is subsequently filed that makes claims released by this MOU; and (f) the consummation of the Merger. All provisions of the MOU shall be rendered null and void and of no force and effect in the event that the Court of Chancery fails to grant Final Court Approval of the Settlement or the Merger is not consummated for any reason. Additionally, Defendants may, but are not obligated to, render this MOU null and void in the event that any Released Claim is commenced or prosecuted in any forum against any of the Released Parties and such claims are not dismissed with prejudice or stayed in contemplation of the dismissal and settlement of the Consolidated Action. In the event of nullification of this MOU, the Parties shall be deemed to be in the position they were in prior to the execution of this MOU and the statements made herein and in connection with the negotiation of the MOU or the Settlement shall not be deemed to prejudice in any way the positions of the Parties with respect to the Consolidated Action, or any other litigation or judicial proceeding, or to constitute an admission of fact of wrongdoing by any Party, shall not be used or entitle any Party to recover any fees, costs, or expenses incurred in connection with the Consolidated Action or in connection with any other litigation or judicial proceeding, and neither the existence of this MOU nor its contents nor any statements made in connection with the negotiation of this MOU or any settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Consolidated Action or in any other litigation or judicial proceeding; provided however, that Plaintiffs and their counsel may use the MOU in connection with an application for an award of attorneys’ fees and expenses.

12.	No Admission. The fact of and provisions contained in this MOU, and all negotiations, discussions, actions, and proceedings in connection with this MOU shall not be deemed or constitute a presumption, concession or an admission by any Party in the Consolidated Action, any signatory hereto or any Released Party of any fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted in the Consolidated Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, invoked, offered, or received in evidence or otherwise used by any person in the Consolidated Action or any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of this MOU. The fact of and provisions contained in this MOU, and all negotiations, discussions, actions, and proceedings leading up to the execution of this MOU, are confidential and intended for settlement discussions only. If the Settlement does not receive Final Court Approval, the Parties shall revert to their respective litigation positions as if this MOU never existed; provided however, that Plaintiffs and their counsel may use the MOU in connection with an application for an award of attorneys’ fees and expenses.

13.	Choice of Law/Jurisdiction/Venue/Waiver of Jury Trial. This MOU, and the Stipulation and Settlement contemplated by it, and any dispute arising out of or relating in any way to this MOU, the Stipulation or the Settlement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. Each of the Parties (a) irrevocably submits to the personal jurisdiction of the Court of Chancery (or any other state or federal court sitting in Delaware), as well as to the jurisdiction of all courts to which an appeal may be taken from such court, in any suit, action, or proceeding arising out of or relating to this MOU, the Settlement and/or the Stipulation, (b) agrees that all claims in respect of such suit, action, or proceeding shall be brought, heard, and determined exclusively in the Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in the Court of Chancery, then all such claims shall be brought, heard, and determined exclusively in any other state or federal court sitting in Delaware), (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction or venue selection by motion or other request for leave from such court, (d) agrees not to bring any action or proceeding arising out of or relating to this MOU, the Settlement or the Stipulation in any other court, and (e) EXPRESSLY WAIVES, AND AGREES NOT TO PLEAD OR TO MAKE ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS SUBJECT (IN WHOLE OR IN PART) TO A JURY TRIAL. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further agrees to waive any bond, surety, or other security that might be required of any other party with respect to any such action or proceeding, including any appeal thereof. Each of the Parties further consents and agrees that process in any such suit, action, or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law.

14.	Miscellaneous. This MOU constitutes the entire agreement among the Parties to this MOU with respect to the subject matter hereof, supersedes all written or oral communications, agreements or understandings that may have existed prior to the execution of this MOU, and may be modified or amended only by a writing signed by the Parties hereto. This MOU shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs and assigns, provided that no Party shall assign or delegate its rights or responsibilities under this MOU without the prior written consent of the other Parties. The Released Parties who are not Parties hereto shall be third party beneficiaries under this MOU entitled to enforce this MOU in accordance with its terms. This MOU may be executed in multiple counterparts by any of the Parties hereto, including by facsimile or by email in PDF format, and so executed shall constitute one agreement.

15.	Construction. The parties to this MOU acknowledge and agree that they have been represented by counsel (or had the opportunity to be represented by counsel) in connection with the drafting and negotiation of this MOU and that they jointly drafted this MOU. Accordingly, the parties agree that no presumption of law or interpretive rule relating to the construction of agreements against the drafter should be applied to this MOU or to any document or instrument contemplated by this MOU, and therefore waive any effects of such presumption or interpretive rule.

Dated: April 20, 2015

[Signatures Appear On The Following Pages]

FARUQI & FARUQI, LLP
Of Counsel:
FARUQI & FARUQI, LLP	By:	/s/ Derrick B. Farrell
Juan E. Monteverde 369 Lexington Avenue, 10th Floor New York, NY 10017 (212) 983-9330	James R. Banko (#4518) Derrick B. Farrell (#5747) 20 Montchanin Road, Suite 145 Wilmington, DE 19807 (302) 482-3182

Lead Counsel for Plaintiffs	Lead Counsel for Plaintiffs

LEVI & KORSINSKY LLP

Shane T. Rowley 30 Broad Street, 24th Floor New York, NY 10004 (212) 363-7500

Additional Counsel for Plaintiffs

Of Counsel:

ANDREWS KURTH LLP	RICHARDS, LAYTON & FINGER, P.A.

	By:	/s/ Blake Rohrbacher

Bradley W. Foster

1717 Main Street, Suite 3700

Dallas, Texas 75201

(214) 659-4400

David P. Whittlesey

111 Congress Avenue, Suite 1700

Austin, Texas 78701

(512) 320-9200

DAVIS POLK & WARDWELL LLP

Scott B. Luftglass

Jason M. Spitalnick

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Gregory V. Varallo (#2242)

Blake Rohrbacher (#4750)

Christopher H. Lyons (#5493)

One Rodney Square

920 North King Street

Wilmington, DE 19801

(302) 651-7700

Attorneys for Defendants Mavenir Systems, Inc., Pardeep Kohli, Benjamin L. Scott, Venu Shamapant, Jeffrey P. McCarthy, Ammar H. Hanafi, Vivek Mehra, and Hubert Depesquidoux

Of Counsel:	PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON LLP	By:	/s/ Stephen P. Lamb
Andrew G. Gordon 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Stephen P. Lamb (#2053)

Daniel A. Mason (#5206)

Matthew D. Stachel (#5419)

500 Delaware Avenue, Suite 200

Post Office Box 32

Wilmington, DE 19899-0032

(302) 655-4410

Attorneys for Defendants Mitel Networks Corporation and Roadster Subsidiary Corporation

Of Counsel:	MORRIS, NICHOLS, ARSHT & TUNNELL LLP

WILLKIE FARR & GALLAGHER LLP
	By:	/s/ William M. Lafferty
Todd G. Cosenza Christopher J. Miritello 787 Seventh Avenue New York, New York 10019 (212) 728-8000	William M. Lafferty (#2755) Susan W. Waesco (#4476) Ryan D. Stottmann (#5237) 1201 N. Market Street Wilmington, DE 19801 (302) 658-9200 Attorneys for Defendant Morgan Stanley & Co. LLC